UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2019

IQVIA HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35907	27-1341991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

83 Wooster Heights Road,

Danbury, Connecticut 06810

And

4820 Emperor Blvd.

Durham, North Carolina 27703

(Address of principal executive offices)

Registrant’s telephone number, including area code: (203) 448-4600 and (919) 998-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 21, 2019, the Board of Directors (the “Board”) of IQVIA Holdings Inc. (the “Company”) appointed Carol J. Burt to the Board, effective immediately. Ms. Burt will serve as a Class III director. The Board determined that Ms. Burt satisfies the New York Stock Exchange definition of “independent director.”

In connection with her election to the Board, Ms. Burt entered into the Company’s standard indemnification agreement with non-management directors, a copy of which is filed as Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on October 3, 2016 and is incorporated herein by reference. Ms. Burt will participate in the non-employee director compensation arrangements established by the Company for non-employee directors, as described under “Director Compensation” in the Company’s proxy statement dated March 1, 2018 for its 2018 annual meeting of stockholders.

Item 7.01	Regulation FD Disclosure

The Company issued a press release announcing the appointment of Ms. Burt, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release dated February 21, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    February 21, 2019

IQVIA HOLDINGS INC.

By:	/s/ Michael R. McDonnell
Michael R. McDonnell Executive Vice President and Chief Financial Officer